Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

THIRD AMENDED & RESTATED

MEMORANDUM & ARTICLES OF ASSOCIATION

OF

STEALTH BIOTHERAPEUTICS CORP

ADOPTED BY SPECIAL RESOLUTION DATED 7 SEPTEMBER 2018

Acknowledgement Companies Registry H.K.

14/09/2018 16:07:49 Submission No/Seq No:	223473143/2
CR No:	F0024414
Sh. Form.	AN5

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T  +1 345 949 0100  F  +1 345 949 7886  www.walkersglobal.com

REF: HA/RJ/S7050-151539

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TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION

The Name of the Company	1
The Registered Office of the Company	1
The Objects for which the Company is established	1
The Liability of the Members	1
The Capital of the Company	1

ARTICLES OF ASSOCIATION

TABLE A	1
Interpretation	1
Preliminary	5
Share Capital	6
Rights and Restrictions of Series A Preferred Shares and Ordinary Shares	7
Variation Of Rights Attaching To Shares	18
Certificates	18
Fractional Shares	18
Lien	18
Calls On Shares	19
Forfeiture Of Shares	20
Transfer Of Shares	20
Transmission Of Shares	21
Alteration Of Capital	21
Redemption And Purchase Of Own Shares	22
Closing Register Of Members Or Fixing Record Date	22
General Meetings	23
Notice Of General Meetings	23
Proceedings At General Meetings	23
Votes Of Members	25
Corporations Acting By Representatives At Meetings	25
Directors	25
Alternate Director	26
Powers And Duties Of Directors	26
Borrowing Powers Of Directors	28
The Seal	28
Disqualification Of Directors	28
Proceedings Of Directors	28
Dividends	30
Accounts And Audit	31
Capitalisation Of Profits	31
Share Premium Account	32
Notices	32
Indemnity	33

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Non-Recognition Of Trusts	33
Winding Up	34
Amendment Of Articles Of Association	34
Registration By Way Of Continuation	34

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THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

STEALTH BIOTHERAPEUTICS CORP

(Adopted by Special Resolution dated 7 September 2018)

1.	The name of the Company is Stealth BioTherapeutics Corp.

2.

The Registered Office of the Company will be situated at the offices of Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands, or at such other location as the Directors may from time to time determine.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended).

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (as amended).

5.

Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (as amended), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (as amended), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (as amended).

6.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of the members is limited to the amount, if any, unpaid on the shares respectively held by them.

8.

The capital of the Company is US$93,000 divided into 320,000,000 Series A Preferred Shares, of a nominal or par value of US$0.0001 each, and 610,000,000 Ordinary Shares, of a nominal or par value of US$0.0001, each provided always that subject to the provisions of the Companies Law (as amended) and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference priority or special privilege or subject to any postponement of rights or to any conditions or restrictions

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whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

9.	The Company may exercise the power contained in Section 226 of the Companies Law (as amended) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

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THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

STEALTH BIOTHERAPEUTICS CORP

(Adopted by Special Resolution dated 7 September 2018)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law (as amended) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:

INTERPRETATION

1.	In these Articles:

“Affiliate” or “Affiliates” mean, as applied to the Company or any other specified Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall also include (a) any Person who is a director or officer of the Company (or such other specified Person) or beneficial owner of at least 5% of any class of the then issued equity securities of the Company (or such other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or such other specified Person) or an Affiliate (as defined in clause (a) above) of the Company (or such other specified Person) shall, directly or indirectly, either beneficially own at least 10% of any class of such Person’s then issued equity securities, and (c) in the case of a specified Person who is an individual, any Family Member of such Person;

“Agreed Terms” shall have the meaning set forth in Article 12(d)(i) hereof;

“Companies Law” means the Companies Law (as amended) of the Cayman Islands;

“Company Purchaser” shall have the meaning set forth in Article 12(d)(i) hereof;

“Completion Date” shall have the meaning set forth in Article 12(d)(ii)(A) hereof;

“Compulsory Purchase Notice” shall have the meaning set forth in Article 12(d)(i) hereof;

“Conversion Date” shall have the meaning set forth in Article 12(g)(i)(B) hereof;

“Conversion Price” shall have the meaning set forth in Article 12(g)(ii) hereof;

“Convertible Securities” shall mean securities or obligations that are exercisable for, convertible into or exchangeable for Ordinary Shares. The term includes options, warrants or other rights to subscribe for or purchase Ordinary Shares or to subscribe for or purchase other securities that are convertible into or exchangeable for Ordinary Shares; for the avoidance of doubt, the term includes Series A Preferred Shares;

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“Cornell” shall have the meaning set forth in Article 12(m) hereof;

“Declared Dividends” shall have the meaning set forth in Article 12(f) hereof;

“Directors” and “Board of Directors” means the Directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“Equity Incentive Plan” means the 2006 Equity Incentive Plan of the Company, as adopted by the Board of Directors, pursuant to which Ordinary Shares (subject to adjustment in the event of any share dividend, share split, recapitalisation or other similar event) may be issued to senior officers, employees, directors, consultants and advisors of the Company or a Subsidiary of the Company;

“Excluded Securities” shall mean (i) Ordinary Shares offered to the public pursuant to a Qualified IPO; (ii) Ordinary Shares issuable under the Equity Incentive Plan; (iii) Ordinary Shares issued upon conversion of Convertible Securities; (iv) Ordinary Shares issued in a transaction contemplated by Article 12(g)(iv) hereof; (v) Ordinary Shares issued in connection with a bona fide business acquisition of another entity by the Company (which acquisition is approved by the Board of Directors), (v) Ordinary Shares issued or issuable in connection with or pursuant to equipment leases, bank credit arrangements or strategic partnership agreements entered into for primarily non-equity financing purposes which are approved by the Board of Directors, and (vi) any Shares issued with approval of the Board and the written consent of the holder(s) of the majority of the Series A Preferred Shares;

“Family Member” shall mean, as applied to any individual, such individual’s spouse, child (including a stepchild or an adopted child) grandchild, parent, brother or sister thereof or any spouse of any of the foregoing, and each trust created for the exclusive benefit of one or more of them;

“Financial Year End” shall mean 31st December of each year;

“Independent Third Party” shall mean any Person which immediately prior to the contemplated transaction neither owns, nor is an Affiliate of a Person which owns, in excess of 5% of the Ordinary Shares (calculated on an as converted basis) outstanding at such time;

“Member” means a person whose name is entered in the Register of Members and includes each subscriber to the Memorandum of Association pending the issue to him of the subscriber share or shares;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and re-stated from time to time;

“Minority Member” shall have the meaning set forth in Article 12(d)(i) hereof;

“Offer Date” shall mean the date on which the Directors dispatch written notice to the Original Members in accordance with Article 12(h)(i) for the purposes of complying with the pre-emption rights on new issuances of shares;

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“Ordinary Resolution” means a resolution:

(a)

passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Ordinary Shares” shall mean the Company’s Ordinary Shares, of a nominal or par value of US$.0001 each;

“Ordinary Shares Deemed Outstanding” shall mean, at any specified time, the number of Ordinary Shares actually then in issue at such time, plus the number of Ordinary Shares issuable upon the conversion of all Convertible Securities whether or not the Convertible Securities are convertible into Ordinary Shares at such time;

“Original Members” shall mean all holders of Series A Preferred Shares, Hazel H. Szeto and Cornell Research Foundation;

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Person” shall mean an individual, partnership, company, corporation, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof;

“Pro Rata Proportion” shall mean a number expressed as a percentage calculated in accordance with the following formula:

% = A/B x 100

where:

A =	the number of Ordinary Shares held by an Original Member plus the number of Ordinary Shares into which Convertible Securities held by him are convertible as at the Offer Date

B =	the Ordinary Shares Deemed Outstanding as at the Offer Date;

“Purchase Price” with respect to the Series A Preferred Shares shall mean US$0.76923 per share;

“Qualified IPO” shall mean either:

(i)	a fully underwritten public offering pursuant to an effective registration statement under the United States Securities Act covering the offer and sale by the Company of Ordinary Shares; or

(ii)	a fully underwritten public offering in a jurisdiction outside of the United States of America covering the offer and sale by the Company of Ordinary Shares,

in which the aggregate gross proceeds to the Company equals or exceeds US$35,000,000;

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“Register of Members” means the register to be kept by the Company in accordance with Section 40 of the Companies Law;

“Registration Rights Agreement” shall mean the Registration Rights Agreement entered into between the Company, Morningside Venture (I) Investments Limited, S4 Investments, LLC, Cornell Research Foundation and Hazel H. Szeto dated April 20, 2006;

“Remaining Shares” shall have the meaning set forth in Article 8(b) hereof;

“Requisite Percentage” shall mean 62% (sixty two percent);

“Restricted Action” shall have the meaning set forth in Article 12(c)(iv) hereof;

“Sale of the Company” shall mean a single transaction or a series of transactions pursuant to which one or more Independent Third Parties acquire (i) share capital of the Company possessing the voting power to elect a majority of the Company’s board of directors (whether by merger, consolidation or safe or transfer of the Company’s share capital, provided, however, that a Qualified IPO that results in an acquisition of voting power shall not be a Sale of the Company); or (ii) all or substantially all of the Company’s assets determined on a consolidated basis;

“Seal” means the Common Seal of the Company (if adopted) including any facsimile thereof;

“Series A Preferred Shares” shall mean the Company’s Series A Preferred Shares, of a nominal or par value of US$.0001 each;

“Series A Preference Amount” of any Series A Preferred Share shall be US$0.76923 (which amount shall be subject to equitable adjustment whenever there shall occur a stock dividend, stock split, combination of shares, reclassification or similar event with respect to such Series A Preferred Shares);

“Series A Requisite Percentage” shall mean 50% plus one vote;

“Series A Restricted Action” shall have the meaning set forth in Article 12(c)(iii) hereof;

“shares” shall mean any shares in the capital of the Company, including a fraction of any share;

“signed” includes a signature or representation of a signature affixed by mechanical means;

“Special Resolution” means a resolution passed in accordance with Section 60 of the Companies Law, being a resolution:

(a)

passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)

approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

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“Stock Restriction Agreement” shall mean any relevant Stock Restriction Agreement between the Company and each of the holders of Ordinary Shares entered into from time to time; and

“Subscription Agreement” shall mean the Subscription and Shareholders Agreement entered into between the Company, Morningside Venture (I) Investments Limited, S4 Investments, LLC, Cornell Research Foundation and Hazel H. Szeto dated April 20, 2006, as such agreement may be amended from time to time;

“Subsidiary” shall mean, with respect to any Person, any company, corporation, partnership, association or other business entity of which (i) if a company or corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(e)	references to a “dollar” or “dollars” or $ is a reference to dollars of the United States; and

(f)	references to a statutory enactment shall include reference to any amendment or reenactment thereof for the time being in force.

3.	Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced as soon after incorporation as the Directors see fit.

5.

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

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SHARE CAPITAL

6.	The authorised share capital of the Company as at the date of adoption of these Articles is US$93,000 divided into:

(a)	320,000,000 Series A Preferred Shares with a par value of US$0.0001 each; and

(b)	610,000,000 Ordinary Shares with a par value of US$0.0001 each.

7.

Subject as otherwise provided in these Articles, all shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Directors and may be re-designated, issued, allotted, have options granted over them or be disposed of in such manner, to such persons on such terms and in such manner as the Directors in their absolute discretion may think fit, save that no share may be issued at a discount except in accordance with the Companies Law.

8.	Pre-emptive issuances of shares:

(a)

The Directors shall not exercise any power of the Company to allot or issue shares of any class on any terms unless a written offer (capable of acceptance for a period of not less than 30 days) has been made to each Original Member to allot to him on the same terms such number of shares which is nearly as practicable equal to such Original Member’s Pro Rata Proportion of the shares being offered.

(b)

If after the expiration of the 30 day period referred to above, an Original Member elects not to purchase his proportion of the shares offered, elects to purchase only some of the shares offered or has failed to respond, the remaining Original Members may for a further period of 10 days offer to purchase such shares not taken up by the relevant Original Members (the “Remaining Shares”). If the Company receives offers for more shares than the number of Remaining Shares, each Original Member who offered to buy Remaining Shares shall be entitled to a number of Remaining Shares reflecting, as nearly as possible, the number of Remaining Shares he offered to buy as a proportion of the total number of Remaining Shares for which offers were received.

(c)	After the expiration of the time specified in clause (b) above, the Directors may for a period of 90 days thereafter, allot to any person or persons the shares which shall not have been accepted.

(d)

The foregoing shall not apply to issuances of any Excluded Securities or to issuances pursuant to the Subscription Agreement. The pre-emption rights referred to above shall terminate upon the consummation of a Qualified IPO.

9.

The Company shall not issue any Ordinary Shares that result in, or grant to any person securities or options to purchase Ordinary Shares that, or would if exercised, result in, such person owning more than 1 % of the Company’s outstanding Ordinary Shares (giving effect to the conversion into Ordinary Shares of all outstanding Convertible Securities) unless such person, as a condition to the receipt of such shares or option, becomes a party to the Subscription Agreement as provided in Article 11.3 thereof.

10.

The Company may insofar as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

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11.

The Directors shall keep or cause to be kept a register of members as required by Section 40 of the Companies Law at such place or places as the Directors may from time to time determine, and in the absence of any such determination, the Register of Members shall be kept at the registered office of the Company. The Company shall not be bound to register more than four persons as the joint holders of any share or shares.

RIGHTS AND RESTRICTIONS OF SERIES A PREFERRED SHARES AND ORDINARY SHARES

12.	The rights and restrictions attaching to Series A Preferred Shares and Ordinary Shares are as follows:

(a)	Issue Price

Series A Preferred Shares shall be issued at a purchase price of US$0.76923 each or at such other price as the Directors may in their absolute discretion determine.

Ordinary Shares shall be issued at such price as the Directors may in their absolute discretion determine.

(b)	Voting

At a general meeting of the Company every holder of an Ordinary Share present in person and every person representing any such holder by proxy shall have the right to have one vote for each such share of which he or the person represented by proxy is the holder.

At a general meeting of the Company and at any separate meeting of the holders of the Series A Preferred Shares, every holder of Series A Preferred Shares shall be entitled to such number of votes for the Series A Preferred Shares held by such holder on the record date fixed for such meeting, (or on the effective date of any written resolution), as shall be equal to the whole number of Ordinary Shares into which such holder’s Series A Preferred Shares are convertible (in accordance with the terms of Article 12(g) hereof), immediately after the close of business on the record date fixed for such meeting (or the effective date of such written resolution).

Subject to the following provisions of these Articles, holders of Ordinary Shares and holders of Series A Preferred Shares shall vote as one class.

(c)	Special Approval Rights

(i)

The affirmative vote, or written consent, of the holders of the Series A Requisite Percentage of all Series A Preferred Shares in issue voting separately on an as converted basis as a single class, shall be necessary to authorize the Company to take any of the following actions:

(A)	changing, varying or abrogating the rights, preferences, privileges, powers of or the restrictions attaching to the Series A Preferred Shares;

(B)	authorizing, creating or issuing any class or series of shares having any right, preference or priority superior to or ranking pari passu with the Series A Preferred Shares;

(C)

issuing any debt or equity security of the Company or any option to acquire any debt or equity security other than Excluded Securities and issuances of shares of authorized classes or series of shares in compliance with the Subscription Agreement;

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(D)	amending any provision of the Memorandum and the Articles of Association of the Company or any of its Subsidiaries;

(E)	authorizing the Sale of the Company;

(F)	authorizing or effecting, or permitting any Subsidiary to authorize or effect, the liquidation (whether complete or partial), dissolution or winding up of the Company or any Subsidiary;

(G)

authorizing or effecting, or permitting any Subsidiary to authorize or effect, the acquisition in any manner, directly or indirectly, of the shares or all or a substantial portion of the assets of any Person by the Company or any Subsidiary

(H)

save as authorized by the terms of these Articles, authorizing or effecting the declaration or payment of dividends or other distributions upon, or the redemption or repurchase of, any shares in the capital of the Company other than the repurchase of Ordinary Shares from departing employees pursuant to the terms of the Equity Incentive Plan or the Stock Restriction Agreement pursuant to which such employee has been issued Ordinary Shares;

(I)

the adoption or amendment of any stock option plan of the Company (including, without limitation, any amendment increasing the number of Ordinary Shares reserved under the Equity Incentive Plan to a number greater than 76,632,161 shares) and the grant of any stock options other than pursuant to the Equity Incentive Plan; and

(J)	changing the size of the Board of Directors, which shall be set at three (3) members.

(ii)

The affirmative vote, or written consent, of the holders of the Requisite Percentage of all Series A Preferred Shares and Ordinary Shares then in issue, voting together on an as converted basis as a single class, shall be necessary to authorize the Company to take any of the following actions:

(A)	changing, varying or abrogating the rights, preferences, privileges, powers of or the restrictions attaching to the Series A Preferred Shares;

(B)

issuing any debt or equity security of the Company or any option to acquire any debt or equity security other than Excluded Securities and issuances of shares of authorized classes or series of shares to existing Members in compliance with the Subscription Agreement;

(C)

the redemption or repurchase of, any shares in the capital of the Company other than the repurchase of Ordinary Shares from departing employees pursuant to the terms of the Equity Incentive Plan or the Stock Restriction Agreement pursuant to which such employee has been issued Ordinary Shares;

(D)	amending any provision of the Memorandum and Articles of Association of the Company or any of its Subsidiaries;

(E)	authorizing the Sale of the Company;

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(F)

the adoption or amendment of any stock option plan of the Company (including, without limitation, any amendment increasing the number of Ordinary Shares reserved under the Equity Incentive Plan to a number greater than 76,632,161 shares) and the grant of any stock options other than pursuant to the Equity Incentive Plan; and

(G)	authorizing or effecting, or permitting any Subsidiary to authorize or effect, the liquidation (whether complete or partial), dissolution or winding up of the Company or any Subsidiary.

(iii)

The approval rights to authorize the Company to take any of the actions referred to in Article 12(c)(i) above (“Series A Restricted Actions”) may be exercised at any general meeting of the Company, at a special meeting of the holders of Series A Preferred Shares convened for such purpose or by written consent. At each meeting of Members at which holders of Series A Preferred Shares shall have the right, voting separately as a single class, to authorize the Company to take any Series A Restricted Action, the presence in person or by proxy of the holders of the Series A Requisite Percentage of all Series A Preferred Shares entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of the Series A Preferred Shares, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of the Series A Preferred Shares from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

(iv)

The approval rights to authorize the Company to take any of the actions referred to in Article 12(c) (ii) above (“Restricted Actions”) may be exercised at any general meeting of the Company or by written consent. At each meeting of Members at which holders of Series A Preferred Shares and holders of Ordinary Shares shall have the right, voting together as a single class, to authorize the Company to take any Restricted Action, the presence in person or by proxy of the holders of the Requisite Percentage of all Series A Preferred Shares and Ordinary Shares then in issue and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment thereof, in the absence of a quorum of the holders of the Series A Preferred Shares and the holders of Ordinary Shares, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of the Series A Preferred Shares and the holders of Ordinary Shares from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

(d)	Compulsory Transfer

(i)

If, prior to a Qualified IPO, an offer on the terms agreed, including an agreed upon consideration that is at least equal to 5 times the per share purchase price of the Series A Preferred Stock (as adjusted for all share splits, share dividends, recapitalizations, or other similar events) times the number of outstanding Ordinary Shares, calculated on a fully diluted, as-if-converted basis, (the “Agreed Terms”) by a person (the “Company Purchaser”) is approved in accordance with Articles 12(c)(i)(E) and 12(c)(ii)(E) above to acquire all the Company’s shares then in issue and the offer is approved by the Directors, the Directors or any other Member may, by serving a notice (the “Compulsory Purchase Notice”) on each Member who has not agreed to sell its shares to the Company

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Purchaser on the Agreed Terms (a “Minority Member”), require all the Minority Members to sell all their shares to one or more persons identified by the Company Purchaser on the Agreed Terms.

(ii)	The shares subject to the Compulsory Purchase Notices shall be sold and purchased in accordance with the following provisions:

(A)

by the date set out in the Agreed Terms as the completion date, or if no such date then one month from the date of the Compulsory Purchase Notice (the “Completion Date”), the Minority Members shall deliver stock transfer forms for their shares, with the relevant share certificates, to the Company;

(B)

on the Completion Date the Company shall pay the Minority Members, on behalf of the Company Purchaser, the price for their shares as set out in the Agreed Terms to the extent the Company Purchaser has provided the Company with the requisite funds. The Company’s receipt for the price shall be a good discharge to the Company Purchaser. The Company shall hold the price in trust for the relevant Minority Members without any obligation to pay interest;

(C)

to the extent that the Company Purchaser has not, by the Completion Date, provided the Company with funds to pay the price for the Minority Members’ shares, a Minority Member who has not been paid shall be entitled to the return of the stock transfer forms and share certificates for the relevant shares and the Minority Member shall have no further rights or obligations under this Article in respect of those shares; and

(D)

if a Minority Member fails to deliver stock transfer forms for his shares to the Company by the Completion Date, the Directors may (and shall, if requested by the Company Purchaser) authorize any Director to transfer such shares on the Minority Member’s behalf to the Company Purchaser to the extent the Company Purchaser has, by the Completion date, provided the Company with funds to pay the agreed price for the shares to be acquired by the Company Purchaser. The Directors shall then authorize registration of the transfer. The defaulting Minority Member shall surrender his share certificate for his shares to the Company. On surrender, he shall be entitled to the price for his shares.

(e)	Dividends

The Company shall not declare, pay or set aside any dividends on Ordinary Shares (other than dividends on Ordinary Shares payable in Ordinary Shares) in any year unless the holders of the Series A Preferred Shares then outstanding shall first receive, or simultaneously receive, for each year such Series A Shares have been issued and outstanding, a dividend on each outstanding Series A Preferred Share in an amount at least equal to 8% per year of original purchase price per Series A Preferred Share, $0.76923, (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). The foregoing dividend shall not be cumulative. The Company shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on Ordinary Shares payable in Ordinary Shares and other than dividends specified in the preceding sentence) unless the holders of the Series A Preferred Shares then outstanding shall first receive, or simultaneously receive, in addition to any dividend payable pursuant to the foregoing provisions of this subsection, a dividend on each

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outstanding Series A Preferred Share in an amount at least equal to (i) in the case of a dividend on Ordinary Shares or any class or series that is convertible into Ordinary Shares, that dividend per Series A Preferred Share as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all such shares of such class or series had been converted into Ordinary Shares and (B) the number of Ordinary Shares issuable upon conversion of a Series A Preferred Share, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Ordinary Shares, at a rate per Series A Preferred Share determined by dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and multiplying such fraction by an amount equal to US$0.76923 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

(f)	Winding Up

On a return of capital on liquidation, dissolution or otherwise (other than a redemption of shares) the assets of the Company available for distribution among the Members shall be applied in paying to each holder of Series A Preferred Shares in priority to any payment to the holders of any other class of shares, an amount per Series A Preferred Share equal to the Purchase Price, save that if at that time the value of the net assets of the Company is less than the sum of the product of the Purchase Price multiplied by the Series A Preferred Shares then in issue, the amount to be distributed shall be reduced to an aggregate amount equal to such holder’s ratable proportion (based on the number of Ordinary Shares into which the Series A Preferred Shares are then convertible) of the value of the Company’s net assets.

After the holders of Series A Preferred Shares shall have been paid in full an amount per Series A Preferred Share equal to the Purchase Price, the remaining assets of the Company available for distribution among the Members shall be applied in paying to the holders of Series A Preferred Shares, in priority to any other payment to the holders of any other class of shares, an amount equal to any declared but unpaid dividends on such shares held by such holders (the “Declared Dividends”) save that if the value of such assets is less than the Declared Dividends, the amount to be distributed to each holder shall be reduced to the holder’s ratable proportion (based on the number of Ordinary Shares into which the Series A Preferred Shares are then convertible) of the value of the Company’s net assets.

After the holders of Series A Preferred Shares have been paid in full the Purchase Price and any Declared Dividends, the remaining assets of the Company available for distribution among the Members shall be distributed ratably among the holders of Ordinary Shares.

A Sale of the Company shall be deemed to be a liquidation and any amounts payable in accordance with this Article shall become payable upon the happening of such event.

(g)	Conversion Rights

(i)	Conversion Procedure

(A)

At any time and from time to time, any holder of Series A Preferred Shares shall have the right, at its option, to convert all or any portion of each Series A Preferred Share (including any fraction of a share) held by such holder into a number of fully paid Ordinary Shares computed by dividing the Purchase Price by the applicable Conversion Price in effect on the Conversion Date.

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Notwithstanding any other provision hereof, if a conversion of Series A Preferred Shares is to be made in connection with a Qualified IPO or a Sale of the Company, such conversion may, at the election of any holder tendering Series A Preferred Shares for conversion, be conditioned upon the consummation of the Qualified IPO or Sale of the Company, in which case such conversion shall not be deemed to be effective until the consummation of such Qualified IPO or Sale of the Company.

(B)

Subject to the provisions of Article 12(g)(i)(A), each conversion of Series A Preferred Shares shall be deemed to have been effected as of the close of business on the effective date of such conversion specified in a written notice (the “Conversion Date”); provided, however, that the Conversion Date shall not be a date earlier than the date such notice is so given, and if such notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such notice is given to the Company. On the Conversion Date, the rights of the holder of such Series A Preferred Shares as such holder (including the right to receive distributions and dividends other than distributions and dividends payable to holders of Ordinary Shares) shall cease and the Person or Persons in whose name or names any certificate or certificates for Ordinary Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Ordinary Shares represented thereby.

(C)

As soon as practicable after the Conversion Date, but in any event within ten (10) business days after the holder has delivered the certificates (or affidavits of lost certificate) evidencing the Series A Preferred Shares converted into Ordinary Shares in accordance herewith, the Company shall deliver to the converting holder:

(1)

a certificate or certificates representing, in the aggregate, the number of Ordinary Shares issued upon such conversion, in the same name or names as the certificates representing the converted Series A Preferred Shares and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in an Ordinary Share as provided in Article 12(g)(i)(G); and

(2)

a certificate representing any Series A Preferred Shares that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted.

(D)

The issuance of certificates for Ordinary Shares upon conversion of Series A Preferred Shares shall be made without charge to the holders of such Series A Preferred Shares for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Ordinary Shares. Upon conversion of Series A Preferred Shares, the Company shall take all such actions as are necessary in order to ensure that the Ordinary Shares so issued upon such conversion shall be validly issued and fully paid.

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(E)

The Company shall not close its books against the transfer of Series A Preferred Shares or of Ordinary Shares issued or issuable upon conversion of Series A Preferred Shares in any manner that interferes with the timely conversion of Series A Preferred Shares. The Company shall assist and cooperate with any holder of Series A Preferred Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Shares hereunder (including, without limitation, making any filings required to be made by the Company).

(F)

The Company shall at all times reserve and keep available out of its authorised but unissued Ordinary Shares, solely for the purpose of issuance upon the conversion of the Series A Preferred Shares, such number of Ordinary Shares as are issuable upon the conversion of all Series A Preferred Shares then in issue. All Ordinary Shares that are so issuable shall, when issued in accordance with the terms hereof, be duly and validly issued and fully paid and free from all taxes, liens and charges (other than those taxes, liens and charges caused by such holder of Series A Preferred Shares). The Company shall take all such actions as may be necessary to assure that all such Ordinary Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Ordinary Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(G)

No fractional interests in Ordinary Shares or script shall be issued upon conversion of the Series A Preferred Shares. If more than one Series A Preferred Share shall be surrendered for conversion at any one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series Preferred Shares so surrendered. Instead of any fractional interests in Ordinary Shares which would otherwise be issuable upon conversion of any Series A Preferred Shares, the Company shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined by the Board of Directors.

(ii)	Conversion Price.

The initial conversion price for each Series A Preferred Share shall be US$0.76923, which price may be adjusted from time to time hereafter (as so adjusted, each, a “Conversion Price”). If and whenever on or after the original date of issuance of the Series A Preferred Shares the Company issues or sells, or in accordance with Article 12(g)(iii) is deemed to have issued or sold, any of its Ordinary Shares or Convertible Securities for a consideration per share less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale, the applicable Conversion Price shall be adjusted in accordance with the following formula:

CP2 = CP1 * (A+B) / (A+C)

where

CP2 =	New Conversion Price

CP1 =	Conversion Price in effect immediately prior to new issue

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A =

Number of shares deemed to be outstanding immediately prior to the issue (including all Ordinary Shares, all Series A Preferred Shares on an as-converted basis and all outstanding options on an as-exercised basis; and does not include any securities converting in the current round)

B =	Aggregate consideration received by the Company with respect to the new issue divided by CP1

C =	Number of shares of stock issued in the subject transaction.

Notwithstanding the foregoing, no adjustments shall be made under this Article 12(g)(ii) with respect to the issuance of any Excluded Securities.

(iii)	Effect on Conversion Price of Certain Events.

For purposes of determining the adjusted Conversion Price under Article 12(g)(ii), the following shall be applicable:

(A)

Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange is less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of Ordinary Shares issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the “price per share for which Ordinary Shares are issuable” shall be determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the cumulative minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof and, if applicable, the exercise, conversion and exchange of any other Convertible Securities that such Convertible Securities may be converted into or exchanged for, by (b) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the applicable Conversion Price shall be made when Ordinary Shares and, if applicable, any other Convertible Securities, are actually issued upon the exercise, conversion or exchange of such Convertible Securities.

(B)

Change in Exercise Price or Conversion Rate. If the additional consideration payable to the Company upon the exercise, conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Ordinary Shares change at any time, each Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price that would have been in effect at such time had such Convertible Securities that are still in issue provided for such changed additional consideration or changed conversion rate, as the case may be, at the time such Convertible Securities were initially granted, issued or sold; but only if as a result of

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such adjustment such Conversion Price then in effect hereunder is thereby reduced; and on the termination date of any right to exercise, convert or exchange such Convertible Securities, such Conversion Price then in effect hereunder shall be increased to the Conversion Price that would have been in effect at the time of such termination had such Convertible Securities, to the extent issued immediately prior to such termination, never been issued.

(iv)	Subdivision or Combination of Ordinary Shares

If the Company at any time subdivides (by any share split, share dividend, recapitalization, or other distribution of Ordinary Shares) its Ordinary Shares then in issue into a greater number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately reduced, and conversely, in the event the Ordinary Shares then in issue shall be combined (by reverse share split or otherwise) into a smaller number of shares, each Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(v)	Certain Events.

If an event not specified in Article 12(g)(iii) and Article 12(g)(iv) occurs that has substantially the same economic effect on any Series A Preferred Shares as those specifically enumerated, then Article 12(g)(iii) and Article 12(g)(iv) shall be construed liberally, mutatis mutandis, in order to give such Series A Preferred Shares the intended benefit of the protections provided thereunder. In such event, the Board of Directors shall make an appropriate adjustment in each Conversion Price so as to protect the rights of the holders of Series A Preferred Shares; provided that no such adjustment shall increase any Conversion Price as otherwise determined pursuant to Article 12(g)(iii) or (iv) or decrease the number of Ordinary Shares issuable upon conversion of any Series A Preferred Shares.

(vi)	Notices

(A)

Promptly after any adjustment of any Conversion Price, the Company shall give written notice thereof to all holders of Series A Preferred Shares to which such Conversion Price is applicable, setting forth in reasonable detail and certifying the calculation of such adjustment.

(B)

The Company shall give written notice to all holders of Series A Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (a) with respect to any dividend or distribution upon Ordinary Shares, (b) with respect to any pro rata subscription offer to holders of Ordinary Shares or (c) for determining rights to vote with respect to any dissolution or liquidation.

(vii)	Mandatory Conversion.

Each Series A Preferred Share shall automatically be converted into fully paid Ordinary Shares of the Company on the basis set forth in Article 12(g)(i) immediately upon the consummation of a Qualified IPO. Each Series A Preferred Share shall automatically be converted into fully paid Ordinary Shares of the Company on the basis set forth in Article 12(g)(i) upon the written election of holders Series A Preferred Shares representing at least a majority of the outstanding and issued Series A Preferred Shares.

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Holders of Series A Preferred Shares so converted may deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company shall issue and deliver to such holder a certificate or certificates for the number of whole Ordinary Shares to which such holder is entitled, together with any cash dividends and payment in lieu of fractional interests to which such holder may be entitled. Until such time as a holder of Series A Preferred Shares shall surrender its certificate or certificates therefor as provided above, such certificates shall be deemed to represent the Ordinary Shares to which such holder shall be entitled upon the surrender thereof.

(viii)	Automatic Conversion for Failure to Participate in Second or Third Tranche Financing.

(A)

Trigger Event. In the event that any holder of Series A Perferred Shares (a “Series A Member”) does not participate in either the Second Tranche Financing or the Third Tranche Financing, as applicable, (as such terms are defined in the Subscription Agreement) by purchasing the shares of Series A Preferred Shares in such Financing as obligated pursuant to the terms of the Subscription Agreement, (provided that the Series A Member has received a Second or Third Tranche Completion Certificate, as applicable), then each share of Series A Preferred Shares then held by such Series A Member shall automatically, and without any further action on the part of such Series A Member, be converted into Ordinary Shares at the Conversion Price in effect immediately prior to the date specified in the Second or Third Tranche Completion Certificate, as applicable (as such terms are defined in the Subscription Agreement). For purposes of determining the number of shares of Series A Preferred Shares owned by a Series A Member, all shares of Series A Preferred Shares held by Affiliates of such Series A Member shall be aggregated with such Series A Member’s shares (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion, pursuant to this Article 12(g)(viii)(A) is referred to as a “Special Mandatory Conversion”.

(B)

Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Series A Preferred Shares converted pursuant to Article 12(g)(viii)(A) above shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this subsection. All rights with respect to the Series A Preferred Shares converted pursuant to Article 12(g)(viii)(A) above, including the rights, if any, to receive notices and vote (other than as a holder of Ordinary Shares), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore (or lost certificate affidavit and agreement), to receive the items provided for in the last sentence of Article 12(g)(viii)(B). If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied

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by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Shares so converted, the Company shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Ordinary Shares issuable on such conversion in accordance with the provisions hereof, together with cash in lieu of any fraction of a share of Ordinary Shares otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Shares converted.

(C)

Effect of Special Mandatory Conversion. All certificates evidencing shares of Series A Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the time of the Special Mandatory Conversion, be deemed to have been retired and cancelled, and the shares of Series A Preferred Shares converted pursuant to Article 12(g)(viii)(A) represented thereby shall, from and after the time of the Special Mandatory Conversion, be deemed to have been converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series A Preferred Shares may not be reissued as shares of such series, and the Company may, in accordance with the provisions of these articles, thereafter take such appropriate action (without the need for Shareholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Shares accordingly.

(h)	[Reserved]

(i)	Transfers of Shares

(i)

All transfers of Company shares by a Member shall be subject to, and shall only be made in accordance with, the Subscription Agreement. As provided in the Subscription Agreement, a legend shall be imprinted on all certificates representing shares of the Company providing notice of the restrictions on transfer contained in the Subscription Agreement. The directors shall not register any purported transfer of shares may without compliance with such restrictions.

(ii)	This Article 12(i) shall terminate upon the consummation of a Qualified IPO.

(j)	[Reserved]

(k)	[Reserved]

(l)	Registration Rights

Members shall have registration rights with respect to potential public offerings of shares of the Company in accordance with the Registration Rights Agreement.

(m)	Certain Ownership Rights

Until an aggregate of $10 Million of equity capital has been invested in the Company, the Company will issue to Cornell Research Foundation (“Cornell”) for no additional consideration, from time to time, such number of Ordinary Shares as will cause Cornell to

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own at least 10 percent (10%) of all the issued and outstanding shares of capital stock of the Company on a fully diluted basis, assuming the exercise, conversion, and exchange of all outstanding securities of the Company for or into Ordinary Shares of the Company.

VARIATION OF RIGHTS ATTACHING TO SHARES

13.

If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

14.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or the redemption or purchase of shares of any class by the Company.

CERTIFICATES

15.

Every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate in the form determined by the Directors. Such certificate may be under the Seal. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

16.	If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.

FRACTIONAL SHARES

17.

Subject to the provisions of Article 12(g)(i)(G), the Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

LIEN

18.

The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all distributions payable thereon.

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19.

The Company may sell, in such manner as the Directors in their absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

20.

For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

21.

The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

22.

The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their partly paid shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares.

23.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

24.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

25.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

26.	The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

27.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent, per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

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FORFEITURE OF SHARES

28.

If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

29.

The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

30.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

31.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

32.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares forfeited.

33.

A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the share.

34.

The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

35.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

36.	Shares may be transferred by an instrument of transfer subject to the restrictions and procedures referred to in Article 12(i).

37.

The instrument of transfer of any share shall be in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the Directors, shall also be executed on behalf of the transferee, shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

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38.

The Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

39.

The registration of transfers may be suspended at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year.

40.

All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

41.

The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

42.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

43.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF CAPITAL

44.

Subject to the rights attaching to the various classes of shares set forth in Article 12(c), the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

45.	Subject to the rights attaching to the various classes of shares set forth in Article 12(c), the Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(b)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(c)

subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

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(d)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

46.

Subject to the rights attaching to the various classes of shares set forth in Article 12(c), the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION AND PURCHASE OF OWN SHARES

47.	Subject to the provisions of the Companies Law and the provisions of these Articles, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

(c)	make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

48.

Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

49.	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

50.

The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

51.

For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members the register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

52.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

53.	If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those

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Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members, When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

54.	The Directors may, whenever they think fit, convene a general meeting of the Company.

55.

General meetings shall also be convened on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold not less than 10 per cent (on an as converted basis) of the paid up voting share capital of the Company deposited at the registered office of the Company specifying the objects of the meeting for a date no later than 21 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 45 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

56.

If at any time there are no Directors, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

57.

At least seven days notice counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

58.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

59.

All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and any report of the Directors or of the Company’s auditors, the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

60.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.

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61.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

62.

If the Directors wish to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

63.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

64.

If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman of that meeting.

65.

The chairman may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

67.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

68.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

69.

A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

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VOTES OF MEMBERS

70.

Subject to any rights and restrictions for the time being attached to any class or classes of shares and in particular Article 12(b), on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

71.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

72.

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

73.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid.

74.	On a poll votes may be given either personally or by proxy.

75.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member.

76.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

77.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

79.

Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

DIRECTORS

80.

The name of the first Director(s) shall either be determined in writing by a majority (or in the case of a sole subscriber that subscriber) of, or elected at a meeting of, the subscribers of the Memorandum of Association.

81.	The Company may by Ordinary Resolution appoint any Person to be a Director.

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82.	Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by those Members making the relevant appointment.

83.	The minimum number of directors shall be two and the maximum shall be ten.

84.	The remuneration of the Directors may be determined by the Board of Directors or by the Company by Ordinary Resolution.

85.	There shall be no shareholding qualification for Directors unless determined otherwise by the Company by Ordinary Resolution.

86.

The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by these Articles.

ALTERNATE DIRECTOR

87.

Any Director may in writing appoint another person to be his alternate (i) to act in his place at any meeting of the Directors at which he is unable to be present or (ii) act in his place by signing any resolution effected in accordance with Article 111. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

88.

Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

89.

Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

90.

The Directors may from time to time appoint any person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

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91.

The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

92.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

93.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

94.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

95.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such persons.

96.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

97.	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

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BORROWING POWERS OF DIRECTORS

98.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

99.

The Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

100.

The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

101.

Notwithstanding the foregoing, a Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

102.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company; or

(d)	is removed from office by Ordinary Resolution.

PROCEEDINGS OF DIRECTORS

103.

The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Two clear days notice of a meeting shall be given to each Director. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

104.	A Director or Directors may participate in any meeting of the Board of Directors, or of any, committee appointed by the Board of Directors of which such Director or Directors are members

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by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

105.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors shall be two, and if there be one Director the quorum shall be one. A Director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

106.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Board of Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

107.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

108.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

109.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

110.

When the chairman of a meeting of the Directors signs the minutes of such meeting those minutes shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

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111.

A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

112.

The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

113.

The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

114.

A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

115.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

116.

All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DIVIDENDS

117.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

118.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

119.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than shares) as the Directors may from time to time think fit.

120.

Any dividend may be paid by cheque sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

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121.	The Directors when paying dividends to the Members in accordance with the provisions of these Articles may make such payment either in cash or in specie.

122.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

123.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

124.	Subject to the rights and restrictions for the time being attached to any class or classes of shares, no dividend shall bear interest against the Company.

ACCOUNTS AND AUDIT

125.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

126.	The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

127.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

128.	The accounts relating to the Company’s affairs shall be audited by an auditor nominated by the Directors from time to time.

CAPITALISATION OF PROFITS

129.	Subject to the Companies Law, the Directors may, with the authority of an Ordinary Resolution:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

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19804498.1 S7050.151539		Filed: 12-Sep-2018 14:15 EST
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(c)

make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

130.

The Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

131.

There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

NOTICES

132.

Any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

133.

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

134.

Any notice or other document, if served by (a) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient or (b) recognised courier service, shall be deemed to have been served 72 hours after the time when the letter containing the same is delivered to the courier service. In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

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19804498.1 S7050.151539		Filed: 12-Sep-2018 14:15 EST
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135.

Any notice or document delivered or sent by courier to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

136.	Notice of every general meeting of the Company shall be given to:

(a)	all Members holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

INDEMNITY

137.

Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, Assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

138.

No such Director, alternate Director, Secretary, Assistant Secretary or other officer of the Company (but not including the Company’s auditors) shall be liable (a) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (b) for any loss on account of defect of title to any property of the Company or (c) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (d) for any loss incurred through any bank, broker or other similar person or (e) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (f) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

NON-RECOGNITION OF TRUSTS

139.

No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

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WINDING UP

140.

Subject to the rights and restrictions for the time being attached to any class or classes of shares, if the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

141.

Subject to the Companies Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

REGISTRATION BY WAY OF CONTINUATION

142.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company

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19804498.1 S7050.151539		Filed: 12-Sep-2018 14:15 EST
	www.verify.gov.ky File#: 165223	Auth Code: H21041619496